Exhibit 99.1

TransAtlantic Petroleum Announces the Closing of its Series A Preferred Shares Offering, Third Quarter 2016 Financial Results, and Provides an Operations Update

Hamilton, Bermuda (November 9, 2016) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced the closing of its offering of 12.0% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”) and the financial results for the quarter ended September 30, 2016, and provided an operations update. Additional information can be found on TransAtlantic’s website at http://www.transatlanticpetroleum.com.

Summary

•

On November 4, 2016, the Company issued 921,000 shares of newly designated Series A Preferred Shares.  Of the 921,000 Series A Preferred Shares issued, 815,000 shares were issued in exchange for $40.8 million aggregate principal amount of the Company’s outstanding 13.0% Convertible Notes due 2017 (the “2017 Notes”) and 106,000 shares were issued for gross proceeds of $5.3 million, resulting in collective gross proceeds of $46.1 million.

•

On October 13, 2016, the Company entered into a share purchase agreement with its joint venture partner, Valeura Energy Netherlands B.V. (“Valeura”), for the sale of its wholly-owned subsidiary, Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”), whereby Valeura will pay $22.0 million, subject to closing adjustments, to the Company in exchange for the transfer of all of the equity interests in TBNG.

•	Net loss from continuing operations decreased to $4.6 million for the third quarter of 2016, as compared to $6.5 million in the second quarter of 2016.

•	Adjusted EBITDAX from continuing operations for the third quarter of 2016 increased 27.2% to $12.8 million[1] from $10.1 million in the second quarter of 2016.
•

TransAtlantic’s average daily net sales volumes from continuing operations were approximately 4,191 barrels of oil equivalent per day (“BOEPD”) (comprised of 3,674 barrels of oil per day (“BOPD”) and 3.1 million cubic feet of natural gas per day (“MMCFPD”)) in the third quarter of 2016, as compared to 4,335 BOEPD in the second quarter of 2016 (comprised of 3,620 BOPD and 4.3 MMCFPD) and 4,511 BOEPD in the third quarter of 2015 (comprised of 3,533 BOPD and 5.9 MMCFPD).

•	TransAtlantic’s seven-day average daily net wellhead production as of November 7, 2016 was approximately 4,400 BOEPD, comprised of 3,820 BOPD and 3.5 MMCFPD.

Offering of Series A Preferred Shares

On November 4, 2016, the Company issued 921,000 Series A Preferred Shares in private placements under the Securities Act of 1933, as amended. Of the 921,000 Series A Preferred Shares, (i) 815,000 shares were issued in a private placement exchange offer (the “Exchange Offer”) to certain holders of the Company’s 2017 Notes, at an exchange rate of 20 Series A Preferred Shares for each $1,000 principal amount of 2017 Notes, and (ii) 106,000 shares were issued and sold in a private placement (the “Private Offering”) to certain holders of the 2017 Notes.  All of the Series A Preferred Shares were issued at a value of $50.00 per share. Gross proceeds from the Private Offering were $5.3 million, which will be used by the Company for general corporate purposes. After completion of the Exchange Offer, $14.3 million aggregate principal amount of the 2017 Notes remain outstanding.  The Company plans to use $4.3 million of the proceeds from the issuance of the Series A Preferred Shares to early redeem certain 2017 Notes, which will result in $10.0 million aggregate principal of the 2017 Notes outstanding.

N. Malone Mitchell, 3rd, the Company’s Chief Executive Officer and the Chairman of its Board of Directors, stated, “We are pleased to complete the Series A Preferred Shares offering. With this transaction, the previously announced new term loan, and our entry into a share purchase agreement for the sale of Thrace Basin Natural Gas (Turkiye) Company (which is expected to close late 2016 or early 2017), we have completed the steps necessary to strengthen our company. We now look forward to resuming our corporate focus on the profitable expansion of our production and operations.”

[1]	Adjusted EBITDAX from continuing operations is a non-GAAP financial measure. See the reconciliation and other information on page 9 of this press release.

Third Quarter 2016 Results of Continuing Operations

	For the Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net Sales:
Oil (MBBL)	338	329	325
Natural gas (MMCF)	283	391	539
Total net sales (MBOE)	386	395	415
Average net sales (BOEPD)	4,191	4,335	4,511
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$39.99	$40.67	$42.08
Oil ($/Bbl hedged)	$40.43	$41.38	$62.36
Natural gas ($/MCF)	$6.89	$7.08	$7.16

Total revenues were $16.7 million for the three months ended September 30, 2016, compared to $17.7 million for the three months ended June 30, 2016 and $18.3 million for the three months ended September 30, 2015. For the three months ended September 30, 2016, TransAtlantic had a net loss from continuing operations of $4.6 million, or $0.10 per share (basic and diluted), compared to a net loss from continuing operations of $6.5 million, or $0.16 per share (basic and diluted), for the three months ended June 30, 2016, and net income from continuing operations of $15.6 million, or $0.38 per share (basic and diluted), for the three months ended September 30, 2015. The net loss for the third quarter of 2016 included a $2.9 million unrealized loss on its commodity derivatives and a $0.2 million unrealized foreign exchange loss. Capital expenditures totaled $1.5 million for the three months ended September 30, 2016, compared to $0.9 million for the three months ended June 30, 2016 and $7.7 million for the three months ended September 30, 2015.

Adjusted EBITDAX from continuing operations for the three months ended September 30, 2016 was $12.8 million, compared to $10.1 million for the three months ended June 30, 2016 and $16.4 million for the three months ended September 30, 2015.

Operational Update

During the third quarter of 2016, the Company continued low-cost well optimizations in its Selmo and Bahar fields in southeast Turkey.  In the Bahar field, the Company ran electric submersible pumps in the Bahar-3 and Bahar-4 wells, which resulted in incremental production of 500 gross BOPD.  The Company also completed facility upgrades and modifications in the Bahar field.  In the Selmo field, the Company completed pipeline and facility upgrades, which allowed further optimization work to be undertaken and resulted in the addition of 100 BOPD to the Company’s Selmo production.

Also during the third quarter of 2016, TransAtlantic drilled the Guney Reisdere-1 obligation well (50% working interest) in the Thrace Basin.  The well reached a total depth of 9,243 feet.

Although various gas shows were seen while drilling, open-hole logs did not indicate commercial quantities of reservoir quality rock, and the Company subsequently plugged and abandoned the well.

During the fourth quarter of 2016, the Company expects to drill or commence drilling between one and two wells in its Selmo and Bahar fields.  Additionally, the Company is currently increasing the pumping capacity of the Bahar-1, Bahar-3 and Bahar-7 wells, and its capacity to process and store oil.  The Company will complete an initial gas-to-electricity facility to provide power to operate its field operations, and plans to workover the Delen-1 well in the Thrace Basin, during the remainder of 2016.

Conference Call

The Company has scheduled a conference call for Thursday, November 10, 2016 at 8:00 a.m. Central (9:00 a.m. Eastern) to discuss third quarter 2016 financial results.  Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 12221010. A telephonic replay of the call will be available through November 11, 2016 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 12221010.

An enhanced webcast of the conference call and replay, as well as a presentation to accompany the earnings call, will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

Quarterly Report on Form 10-Q

On November 9, 2016, TransAtlantic filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Revenues:
Total revenues	$16,659	$18,337	$49,923	$69,147
Costs and expenses:
Production	3,070	3,104	9,025	10,059
Exploration, abandonment and impairment	1,531	3,762	2,964	8,202
Cost of purchased natural gas	1,027	668	3,264	1,403
Seismic and other exploration	3	177	84	328
General and administrative	2,659	4,849	11,401	18,664
Depreciation, depletion and amortization	7,280	8,173	23,053	28,183
Accretion of asset retirement obligations	97	88	285	277
Total costs and expenses	15,667	20,821	50,076	67,116
Operating income (loss)	992	(2,484)	(153)	2,031
Other (expense) income:
Interest and other expense	(3,836)	(3,159)	(9,106)	(9,610)
Interest and other income	1,009	332	1,411	683
(Loss) gain on commodity derivative contracts	(187)	24,892	(2,419)	25,430
Foreign exchange loss	(390)	(1,221)	(659)	(6,867)
Total other (expense) income	(3,404)	20,844	(10,773)	9,636
(Loss) income from continuing operations before income taxes	(2,412)	18,360	(10,926)	11,667
Income tax expense	(2,224)	(2,727)	(5,820)	(5,746)
Net (loss) income from continuing operations	(4,636)	15,633	(16,746)	5,921
Income (loss) from discontinued operations	6,886	(16,912)	5,830	(20,627)
Gain on disposal of discontinued operations	9,419	–	10,168	–
Income tax benefit	–	6,181	204	6,864
Net income (loss) from discontinued operations	16,305	(10,731)	16,202	(13,763)
Net income (loss)	11,669	4,902	(544)	(7,842)
Other comprehensive income (loss):
Foreign currency translation adjustment	(3,986)	(21,743)	(3,277)	(50,279)
Comprehensive income (loss)	$7,683	$(16,841)	$(3,821)	$(58,121)

Net (loss) income per common share
Basic net loss per common share
Continuing operations	$(0.10)	$0.38	$(0.39)	$0.14
Discontinued operations	$0.35	$(0.26)	$0.38	$(0.34)
Weighted average common shares outstanding	46,854	40,943	42,879	40,895
Diluted net loss per common share
Continuing operations	$(0.10)	$0.38	$(0.39)	$0.14
Discontinued operations	$0.35	$(0.26)	$0.38	$(0.34)
Weighted average common and common equivalent shares outstanding	46,854	40,956	42,879	40,895

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Nine Months Ended Sept 30,
	2016	2015
Net cash provided by operating activities from continuing operations	$19,607	$52,880
Net cash provided by (used in) investing activities from continuing operations(1)	2,699	(23,596)
Net cash used in financing activities from continuing operations	(7,842)	(13,886)
Net cash used in discontinued operations	(822)	(38,142)
Effect of exchange rate changes on cash	(517)	(1,812)
Net increase (decrease) in cash and cash equivalents	$13,125	$(24,556)
(1)	Includes changes in Company’s restricted cash balance.

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,605	$7,480
Restricted cash	–	3,758
Accounts receivable, net
Oil and natural gas sales	18,452	14,169
Joint interest and other	5,625	5,885
Related party	468	414
Prepaid and other current assets	5,177	2,807
Inventory	4,926	–
Derivative asset	–	3,235
Assets held for sale	–	51,511
Total current assets	55,253	89,259
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	265,145	271,080
Unproved	29,883	31,135
Equipment and other property	25,575	36,708
	320,603	338,923
Less accumulated depreciation, depletion and amortization	(162,351)	(148,218)
Property and equipment, net	158,252	190,705
Other long-term assets:
Other assets	5,133	3,355
Note receivable - related party	7,911	11,500
Derivative asset	–	3,370
Total other assets	13,044	18,225
Total assets	$226,549	$298,189

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,695	$12,675
Accounts payable - related party	2,764	2,684
Accrued liabilities	16,878	10,583
Loans payable	53,903	37,006
Loans payable - related party	24,143	3,593
Liabilities held for sale - related party	–	3,540
Liabilities held for sale	–	65,649
Total current liabilities	109,383	135,730
Long-term liabilities:
Asset retirement obligations	9,270	9,237
Accrued liabilities	12,203	11,940
Deferred income taxes	26,810	27,360
Loans payable	9,375	34,400
Loans payable - related party	–	20,600
Total long-term liabilities	57,658	103,537
Total liabilities	167,041	239,267
Commitments and contingencies
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 47,205,034 shares and 41,017,777 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	4,721	4,102
Treasury stock	(970)	(970)
Additional paid-in-capital	573,153	569,365
Accumulated other comprehensive loss	(124,867)	(121,590)
Accumulated deficit	(392,529)	(391,985)
Total shareholders' equity	59,508	58,922
Total liabilities and shareholders' equity	$226,549	$298,189

TransAtlantic Petroleum Ltd.

Summary Condensed Consolidated Pro Forma Balance Sheet

(in thousands of U.S. Dollars)

The following summary condensed consolidated pro forma balance sheet as of September 30, 2016 shows the pro forma effect of the Company’s offering of 921,000 Series A Preferred Shares as if the Private Offering and Exchange Offer had closed on September 30, 2016.

	As Filed			Pro Forma
	September 30,	Pro Forma		September 30,
	2016	Adjustments		2016
ASSETS	(unaudited)	(unaudited)		(unaudited)
Current assets:
Cash and cash equivalents	$20,605	$5,300	A	$21,655
		(4,250)	B
Accounts receivable, net	24,545	–		24,545
Other current assets	10,103			10,103
Total current assets	55,253	1,050		56,303
Property and equipment, net	158,252	–		158,252
Total other assets	13,044	–		13,044
Total assets	$226,549	$1,050		$227,599

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,337	$–		$31,337
Loans payable	78,046	(40,750)	C	33,046
		(4,250)	B
Total current liabilities	109,383	(45,000)		64,383
Total long-term liabilities	57,658	–		57,658
Total liabilities	167,041	(45,000)		122,041
Commitments and contingencies
Series A Convertible Redeemable Preferred Shares		46,050	D	46,050
Shareholders' equity:
Total shareholders' equity	59,508	–		59,508
Total liabilities and shareholders' equity	$226,549	$1,050		$227,599

A - Represents the $5.3 million of Series A Preferred Shares sold in the Private Offering to certain holders of the 2017 Notes.

B -  Represents the amount of the 2017 Notes that we expect to redeem with the proceeds from the Private Offering.

C -  Represents the amount of the 2017 Notes that were exchanged for Series A Preferred Shares in the Exchange Offer.

D – Represents the aggregate amount of Series A Preferred Shares issued in the Private Offering and the Exchange Offer.

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDAX From Continuing Operations (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2016	June 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Net (loss) income from continuing operations	$(4,636)	$(6,544)	$15,633	$(16,746)	$5,921
Adjustments:
Interest and other, net	2,827	2,424	2,827	7,695	8,927
Current and deferred income tax expense	2,224	1,849	2,727	5,820	5,746
Exploration, abandonment, and impairment	1,531	128	3,762	2,964	8,202
Seismic and other exploration expense	3	15	179	84	330
Foreign exchange loss	390	611	1,221	659	6,867
Share-based compensation expense	142	176	470	496	1,334
Loss (gain) on commodity derivative contracts	187	3,003	(24,892)	2,419	(25,430)
Cash settlements on commodity derivative contracts	2,729	231	20,312	4,188	27,560
Accretion of asset retirement obligation	97	96	88	285	277
Depreciation, depletion, and amortization	7,280	7,807	8,173	23,053	28,183
Commodity derivative unwind gain	-	-	(14,380)	-	(14,380)
Net other items	64	293	262	582	1,747
Adjusted EBITDAX from continuing operations	$12,838	$10,089	$16,382	$31,499	$55,284

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net income (loss) from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange loss (gain), share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion and amortization, revaluation of contingent consideration, commodity derivative unwind (gain)/loss, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties and exploration expenses, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, planned operations, the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; access to sufficient capital; ability to refinance, repay or restructure its debt; ability to sell assets; success of cost reduction efforts; market prices for natural gas; natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty and civil unrest, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one BBL of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com